                                                            EXHIBIT NO. 3.1


                             State of Delaware

                      OFFICE OF THE SECRETARY OF STATE
                      ________________________________




     I,  EDWARD J. FREEL, SECRETARY OF  STATE OF THE STATE  OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS  A TRUE AND CORRECT COPY OF  THE CERTIFICATE

OF AMENDMENT OF "ENSCO INTERNATIONAL INCORPORATED", FILED IN THIS OFFICE ON

THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 1995, AT 11:40 O'CLOCK A.M.

     A CERTIFIED  COPY OF THIS  CERTIFICATE HAS  BEEN FORWARDED TO THE  NEW

CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.












[ S E A L ]




                              /S/ EDWARD J. FREEL, SECRETARY OF STATE
                              ---------------------------------------
                                  Edward J. Freel, Secretary of State


2134970  8100                 AUTHENTICATION:     7770376

950310315                               DATE:     12-28-95

                      ENSCO INTERNATIONAL INCORPORATED


                          CERTIFICATE OF AMENDMENT

                                     TO

                        CERTIFICATE OF INCORPORATION

           Pursuant to Section 242 of the General Corporation Law
                          of the State of Delaware



     ENSCO International Incorporated, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does HEREBY CERTIFY:

          FIRST:   That  at a  duly  called meeting  of the  Board  of
     Directors held on February 21, 1995, the Board of Directors adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Company declaring said amendments to be advisable and directing that the proposed amendments be submitted to the stockholders of the Company for their consideration at the next annual meeting of the stockholders. Said resolutions as adopted by the Board of
     Directors proposed that the Company's Certificate of Incorporation be amended to eliminate the Board of Directors' authorization to issue Convertible Common Stock. The resolutions setting forth the proposed amendment are as follows:

               RESOLVED, that subject to the approval of the Company's stockholders, it is advisable that Article Four, Section A of the Certificate of Incorporation of the Company be amended and restated to read as follows:

               "A.  COMMON SHARES.
                    -------------
               Common  Shares, upon issuance, shall be fully
               paid  and  non-accessible.    Such  dividends
               (payable in cash, stock or otherwise) as  may
               be determined  by the Board of  Directors may
               be declared  and paid  on  the Common  Shares
               from time to  time out of  any funds  legally
               available  therefor.    In the  event  of any
               voluntary    or   involuntary    liquidation,
               dissolution  or winding-up of  the affairs of
               the  corporation,  the  remaining assets  and
               funds  of  the   corporation  available   for
               distribution to the holders of Common Shares shall be distributed to holders of the Common Shares according to their respective shares.



               COMMON STOCK.
               ------------
               The Board of Directors of the corporation is hereby expressly vested with authority to issue 125,000,000 shares of Common Stock, par value $.10 per share."

          ; and further

               BE IT RESOLVED, that any officer of the Company be, and each hereby is authorized, empowered and directed to take any action necessary or proper to submit the foregoing proposed amendment to the Certificate of Incorporation to the stockholders of the Company for their consideration and approval at the next annual meeting of stockholders; and further

               BE IT RESOLVED, that upon approval by the stockholders of the proposed amendment to the Certificate of Incorporation of the Company, that any officer of the Company be, and each hereby is, authorized, empowered and directed to execute and cause to be filed an amendment to the Certificate of Incorporation of the Company with the Delaware Secretary of State.


          SECOND:   That  thereafter, pursuant  to resolution  of  its
     Board of Directors, an annual meeting of the stockholders of the Company was duly called and held, upon notice in accordance with
     Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of said amendment.


          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.






     IN WITNESS WHEREOF, ENSCO International Incorporated has caused this Certificate to be signed by C. Christopher Gaut, its Vice-President and Chief Financial Officer, and attested by Robert O. Isaac, its Assistant Secretary.


                                        ENSCO INTERNATIONAL INCORPORATED




                                        By: /S/ C. CHRISTOPHER GAUT
                                            -----------------------------
                                            C. Christopher Gaut
                                            Vice-President and Chief
                                            Financial Officer

ATTEST:



By: /S/ ROBERT O. ISAAC
    ------------------------
    Robert O. Isaac
    Assistant Secretary